UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): February 29, 2008

               AEGEAN EARTH AND MARINE CORPORATION
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

        Cayman Islands            000-52136             N/A
 ---------------------------   ---------------     ---------------
(State or other jurisdiction  (Commission File    (I.R.S. Employer
     of incorporation)             Number)       Identification No.)


                  c/o Nautilus Global Partners
                      700 Gemini, Suite 100
                        Houston, TX 77027
         -----------------------------------------------
        (Address of Principal Executive Offices/Zip Code)

                         (281) 488-3883
       --------------------------------------------------
      (Registrant's telephone number, including area code)

                   Tiger Growth Corporation
  -----------------------------------------------------------
 (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[   ]  Written  communications pursuant to  Rule  425  under  the
Securities Act (17 CFR 230.425)

[   ]  Soliciting  material pursuant to  Rule  14a-12  under  the
Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule  14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(B))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c))
under the Exchange Act (17 CFR 240.13e-4(c))

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     CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

      This Current Report on Form 8-K (the "Current Report") contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as "may", "can", "will", "should", "could", "expects", "hopes", "believes", "plans", "anticipates", "estimates", "predicts",
"projects", "potential", "intends", "approximates" or the negative or other variation of such terms and other comparable expressions.

      Forward-looking statements in this Current Report may include statements about:

  * future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

  *  capital requirements and the need for additional financing;

  *  acquisitions;

  *  our beliefs and opinions about our potential markets;

  *  growth, expansion and acquisition and development strategies;

  * current and future economic and political conditions in Greece and elsewhere;

  *  competition;

  *  potential increase in demand for infrastructure construction;

  *  current and future global economic and political conditions;

  * other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions. Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under "Risk Factors" and elsewhere in this Current Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of "penny stock". Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.


                                  1
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Item 1.01 Entry into a Material Definitive Agreement.

      Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On February 29, 2008, Aegean Earth & Marine Corporation (formerly known as Tiger Growth Corporation), a Cayman Islands corporation (the "Registrant") acquired (the "Acquisition") all of the outstanding capital stock of Aegean Earth, S.A., a company organized under the laws of Greece ("Aegean Earth"), from Joseph Clancy and Konstantinos Polites, the sole stockholders of Aegean Earth (the "Aegean Earth Shareholders") pursuant to an Acquisition Agreement dated as of February 29, 2008 (the "Acquisition Agreement"), by and among the Registrant, Aegean Earth and the Aegean Earth Shareholders. Effective at the closing of the Acquisition (the "Acquisition Closing") (i) Aegean Earth became a wholly-owned subsidiary of the Registrant and (ii) the Aegean Earth Shareholders became shareholders of the Registrant. See "Description of the Acquisition Agreement."

       In   the  Acquisition  and  pursuant  to  the  Acquisition
Agreement, the Registrant issued to each of the Aegean Earth Shareholders 250,000 (500,000 in the aggregate) ordinary shares, $0.00064 par value per share (the "Ordinary Shares"), in exchange for all of their capital stock in Aegean Earth. The Ordinary Shares issued in the Acquisition were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

      Simultaneously with the Acquisition Closing, the Registrant sold (the "Offering") in a private offering made solely to accredited investors three thousand eight hundred and sixty five (3,865) units (the "Units") at a purchase price of $1,500 per Unit for aggregate gross proceeds of approximately $5,797,500. Each Unit consisted of 500 shares of the Registrant's Series A Convertible Preference Shares, par value $0.00064 ("Series A Preference Shares") and 500 Ordinary Shares (1,932,500 Series A Preference Shares and 1,932,500 Ordinary Shares in the aggregate). The Series A Preference Shares and Ordinary Shares sold in the Offering were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.


                                  2
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FORM 10 DISCLOSURE

     ITEM 2.01(F) OF FORM 8-K STATES THAT IF THE REGISTRANT WAS A "SHELL" COMPANY IMMEDIATELY BEFORE A TRANSACTION THAT RESULTS IN THE REGISTRANT NOT BEING DEEMED A SHELL COMPANY FOLLOWING THE TRANSACTION, THEN THE REGISTRANT MUST DISCLOSE IN A CURRENT REPORT ON FORM 8-K THE INFORMATION THAT WOULD BE REQUIRED IF THE REGISTRANT WERE FILING A GENERAL FORM FOR REGISTRATION OF SECURITIES ON FORM 10. ACCORDINGLY, THIS CURRENT REPORT ON FORM 8-K INCLUDES SUBSTANTIALLY ALL OF THE INFORMATION THAT WOULD BE INCLUDED IN A FORM 10.

       Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" shall to refer to the post-Acquisition combined entity of (i) the Registrant, and (ii) Aegean Earth. All references herein to the "Registrant" shall mean the Registrant prior to the Acquisition. All references herein to "Aegean Earth" shall mean Aegean Earth, S.A. prior to its acquisition by the Registrant in the Acquisition.

     The Company will continue to be a "smaller reporting company," as defined under the Exchange Act, following the Acquisition.


                           The Company

General

     Prior to the Acquisition, the Registrant had no material assets and/or operations. The Registrant was organized under the laws of the Cayman Islands on March 10, 2006, and prior to the Acquisition Closing, the Registrant had not generated revenues and its operations consisted solely of attempting to identify, investigate and conduct due diligence on potential businesses for acquisition. The Registrant filed a registration statement on Form 10 with the Securities and Exchange Commission (the "Commission") to register its Ordinary Shares under Section 12(g) of the Exchange Act and it files periodic reports with the Commission pursuant to the Exchange Act. Copies of such reports, along with the Registrant's registration statement on Form 10 are available on the Commission's web site. There is no trading market for the Ordinary Shares. In July 2007, shareholders of the Registrant approved a name change of the Registrant from "Tiger Growth Corporation" to "Aegean Earth & Marine Corporation."

     Aegean Earth was formed in July 2007, for the purpose of engaging in construction in Greece and surrounding countries. Upon completion of the Acquisition, Aegean Earth became a wholly-owned subsidiary of the Registrant and the business of the Registrant became that of Aegean Earth.

Proposed Business Plan

     The focus of the Company is to participate in the construction and development business for, among other projects, the direct contracting or joint venturing in the construction and development of real estate projects, roads, utility structures, commercial buildings, and other related facilities.

     The Company's business plan contemplates the Company pursuing and completing construction projects in Greece and other parts of Southern and Eastern Europe, either alone or by forming joint ventures with other companies. The Company also intends to be active in acquiring complimentary companies to increase
project  opportunities  and revenue.   The  Company  is  actively
pursuing construction opportunities both in the private and public sectors throughout the Mediterranean, Middle East, and Northern Africa regions. The Company is actively pursuing the acquisition of one company which the Company believes will be completed in the second or third quarter of 2008, provided, however, that no assurance can be given that such acquisition will be completed by then or at all.

      The Company intends to take advantage of what it perceives to be an increase in the demand for construction in the


                                  3
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Mediterranean  and  Balkan countries.  The Company  has,  entered into a consulting contract with a former president of a Greek construction company who has over 25 years of experience in the construction industry, and has experience in performing a variety of types of construction projects, including highways, commercial
buildings,   bridges  and  tunnels,  airports  and  marinas.   In
addition, Mr. Clancy, the Managing Director of Aegean Earth who became an officer of the Company following the Acquisition, has
prior   experience   in  the  negotiation  and   development   of
construction   projects  in  the  residential,  commercial,   and
industrial sectors over the past 30 years.

      The Company believes that there is strong opportunity in construction in the Mediterranean and Balkan countries. In Greece, where Aegean Earth is headquartered, a number of governmental initiatives have been announced that the Company believes will increase potential construction and development in Greece. In 2007, it was announced by the European Union that a series of infrastructure improvements have been planned, including the development of further upgrades of highways and the rail network, that are partially being financed by EUR24 billion funding which has been allocated to Greece from the European Union for the period from 2007 to 2013. The Company intends to focus a significant portion of its efforts in obtaining contracts and thereafter providing the construction and other services for these projects. The Greek government has made an effort to promote tourism, spending over $55 million in the promotion of tourism in 2006 alone, which resulted in an increase in tourism of over 10% in 2006 as compared to the previous year. The Company believes that this increase in tourism will continue, and could result in the need for additional hotels and marinas to be built, resulting in additional opportunities for the Company. In the surrounding states of Bulgaria and Romania, the European Union has designated over EUR22 billion in grant money for the purpose of structural improvements, primarily in the environmental and infrastructure areas. The Company is actively working with existing suppliers, managers, operators and property owners in pursuing this lucrative area of business. The Company has identified four (4) areas in which current market indicators support additional marina development which includes attendant commercial support facilities such as hotels, casinos, restaurants and luxury shopping areas.

Proposed Acquisition

      One of the Company's intended methods of growth is through the acquisition of complimentary construction, engineering, or development companies in Greece and elsewhere in Europe. The Company has begun the process of identifying a number of acquisition targets that will potentially allow it to generate immediate revenue through existing projects.

      The Company has identified and entered into a Memorandum of Understanding (the "Memorandum") with one such potential acquisition candidate, a Greek construction company that is currently the subject of a bankruptcy proceeding under the laws of Greece. The proposed acquisition and the Memorandum are both subject to, among other conditions, the prior approval of the Greek courts and there can be no assurances when, if ever, such proposed acquisition will be completed. See "Proposed Acquisition."


Employees

     As of February 29, 2008, the Company had four employees, two of which are full time.

Competition

      The real estate construction, engineering and development business in the areas that the Company contemplates doing business in is highly competitive and the Company believes that competition will increase substantially as more grant money from Greece, the European Union and/or other countries becomes available for infrastructure and development in the Mediterranean and Balkan countries. The Company is aware of a number of larger international construction companies along with well established local construction and engineering firms that are currently contemplating developments (and others that are actively engaged in construction). Such competitors have greater financial, personnel and other resources and more extensive experience in the development/engineering/construction business than the
Company.    See "Risk Factors."


                                  4
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Properties

The  Company  does  not  own or rent any property.   The  Company
utilizes office space and office equipment of its officers and directors at no cost.

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 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                      RESULTS OF OPERATIONS

General

      The Registrant was formed on March 10, 2006 ("Inception") solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market. On February 29, 2008, the Registrant completed the Acquisition of Aegean Earth pursuant to the Acquisition Agreement. Effective at the Acquisition Closing, (i) Aegean Earth became a wholly-owned subsidiary of the Registrant and (ii) the Aegean Earth Shareholders became shareholders of the Registrant.

Plan of Operation

      Prior to the Acquisition, the Registrant had not engaged in any business activities that generate revenue and its activities prior to the Acquisition had been primarily focused upon our formation and raising capital. Subsequent to the Acquisition, the Registrant's business became that of Aegean Earth.


The following information relates to the Registrant prior to its acquisition of Aegean Earth:

Period from Inception through December 31, 2006

     Because we had no revenue generating business operations, for the period from Inception to December 31, 2006, we had no revenues during the period of Inception through December 31, 2006. Total expenses for the period from Inception to December 31, 2006 were $26,374. These expenses constituted professional and filing fees.


Comparison of the nine months ending September 30, 2007 and 2006

      Because we had no revenue generating business operations prior to the Acquisition, we had no revenues during the nine months ended September 30, 2007 or September 30, 2006. Total expenses for the nine months ended September 30, 2007 were $5,551, compared with $20,953 for the nine months ended September 30, 2006. The decrease in expenses is primarily related to non-recurring expenses related to the formation of the Company during 2006. The expenses incurred for 2007 primarily constituted professional and filing fees.


Liquidity and Capital Resources

      As of September 30, 2007, we had current liabilities of $5,228 to a related party and $2,169 to unrelated parties. In November 2007, we borrowed $300,000 from Access America Fund, an affiliate of the Company ("AAF"), , as evidenced by 6% convertible promissory notes in the aggregate principal amount of $300,000 (the "Bridge Notes"). We also assumed the notes issued by Aegean Earth S.A.to AAF in the amount of approximately $90,000 in November 2007 (the "Assumed Notes". We used the proceeds of the loan to fund the working capital requirements of Aegean Earth prior to the Acquisition. The Bridge Notes, along with the Assumed Notes are payable on demand by the holder thereof and are convertible at any time and from time to time into approximately 2,500,000 Ordinary Shares.

In connection with the initial Closing of the Offering, we received gross proceeds of $5.8 million. We expect that the remaining net proceeds from the initial Closing of the Offering and cash flows from operations will be sufficient to pay our existing obligations and obligations as they arise for the next twelve months. However, if such net proceeds are used to effect an acquisition or for some other reason, we may require additional capital sooner than expected. There can be no assurance that additional capital will be available on terms acceptable to the Company if at all.

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Off Balance Sheet Arrangements

     We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.




                          RISK FACTORS

The following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K should be carefully analyzed and considered by persons interested and/or contemplating an investment in any securities of the Company prior to making any such investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value (and the trading price of our securities, if any of such securities ever become eligible and/or actually trade and/or are quoted) of any of our securities could decline, and you could lose all of your investment.


     Risks Related to the Company and Our Proposed Business

The Company and its wholly owned subsidiary Aegean Earth are development-stage, start-up companies with no operating histories, which makes it difficult to evaluate our existing business and business prospects and increases the risk that the value of any investment in the Company will decline.

      The Registrant was founded in 2006 and Aegean Earth was founded in 2007. Neither the Registrant nor Aegean Earth has any operating history. The Company is wholly dependent on the net proceeds it received in the Offering to begin to implement its business plan. The Company has no revenue and will not be able to generate revenue unless and until it generates construction projects and/or acquires entities that are received and/or construction projects.

We may require additional capital to pursue our business plan.

      The Company received approximately $5.8MM of gross proceeds of the Offering. The Company may not be able to execute its current business plan and fund business operations long enough to achieve profitability without obtaining additional capital. The Bridge Notes are due on demand. To date no demand has been made. Moreover, if the Bridge Notes are not converted to Ordinary Shares and the Company is required to repay the Bridge Notes, this would reduce the funds available to the Company and accelerate the need for additional capital. The Company intends to utilize its current working capital to effectuate acquisitions and bid on smaller projects until revenues are generated, however it may need to raise additional capital to fully complete its business plan or obtain material contracts and/or complete one or more strategic acquisitions. There can be no assurance that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to the Company. The Company may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities the Company may issue in future capital transactions may be more favorable for our subsequent investors. Newly issued securities may include preferences, superior voting rights, or be issued with warrants or other derivative securities, which may have additional dilutive effects. Further, the Company may incur

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substantial  costs  in pursuing future capital and/or  financing, including  investment banking fees, legal fees, accounting  fees,
printing  and  distribution  expenses  and  other  costs.     The
Company's ability to obtain needed financing may be impaired by such factors as the capital markets, its Ordinary Shares are neither quoted and/or traded and that the Company is not profitable, which could impact the availability or cost of future financings. If the amount of capital the Company is able to raise
from   financing  activities,  together  with  its  revenue  from operations, is not sufficient to satisfy its capital needs, the Company may be required to reduce or cease operations.

An   integral  part  of  the  Company's  Business  Plan  involves acquisitions which may or may not be completed.

     The Company intends to utilize acquisitions as part of its business strategy to enter into the construction market in Greece and abroad. These acquisitions may include the acquisition of operating licenses that are necessary for the Company to participate in certain types of projects. The Company has entered into a Memorandum of Understanding regarding the potential acquisition by the Company of a Greek construction company that is the subject of bankruptcy proceedings under the laws of Greece. There can be no assurances that the Company will complete the proposed acquisition, the terms thereof or that the Company will be able to complete any acquisitions of other companies. The failure by the Company to complete an acquisition could have a material adverse effect on the Company.

Our success will be dependent upon our ability to successfully bid on and timely complete construction projects which involves a high degree of risk. .

     The construction business is subject to substantial risks, including, but not limited to, the ability to successfully bid on, and be awarded favorable potential construction projects. Further, if we are successful in bidding on construction projects, our ability to complete such construction projects are subject to a number of additional risks, including, but not limited to, availability and timely receipt of zoning and other regulatory approvals, available capital, available labor, compliance with local laws, and the ability to obtain financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of construction activities once undertaken, any one of which could have a material adverse effect on the Company and its results of operations.

The construction business is subject to a number of risks outside of our control.

     The construction industry is highly cyclical by nature and future market conditions are uncertain. Factors beyond our control can affect our business. Factors which could adversely affect the construction industry, many of which will be beyond our control, include, but are not limited to:

  *    the availability and cost of financing for our customers;
  *    unfavorable interest rates and increases in inflation;
  *    overbuilding or decreases in demand;
  * changes in national, regional and local economic conditions;
  * cost overruns, inclement weather, and labor and material shortages;
  * the impact of present or future environmental legislation, zoning laws and other regulations;
  * availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop property;
  *    increases in taxes or fees;
  *    local law; and
  *    available labor and negotiations with unions.

Although we have not commenced any construction projections to date, if we do, we may experience shortages of building supplies and labor, resulting mainly from circumstances beyond our control, which could cause delays and increase costs of completing construction projects, which may adversely affect our operating results.

      Our ability to successfully complete construction projects may be affected by circumstances beyond our control, including:

     * shortages or increases in prices of construction materials;
     *    natural disasters in the areas in which we operate;
     * work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers;
     * lack of availability of adequate utility infrastructure and services; and
     * our need to rely on local subcontractors who may not be adequately capitalized or insured.

      Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, a construction projects. We anticipate competing with other construction companies for labor as well as raw materials, who may be better financed than us. Increasing global demand for construction materials, as well as increases in fuel and commodity prices have resulted in significantly higher prices of most building materials, including lumber, drywall, steel, concrete, roofing materials, pipe and asphalt. In addition, local materials suppliers may limit the allocation of their products to their existing customers, which could cause us to have to obtain materials from other suppliers, which could further increase our costs.



Product liability litigation and claims that may arise in the ordinary course of our proposed business may be costly and could negatively impact our reputation, which could adversely affect our proposed business.

     Our proposed construction business is subject to construction defect and product liability claims arising in the ordinary course of business. These claims are ordinary in the construction industry and can be costly. Among the claims for which developers and builders have financial exposure are mold-related property damage and bodily injury claims. Damages awarded under these suits may include the costs of remediation, loss of property and health-related bodily injury. In response to increased litigation, insurance underwriters have attempted to limit their risk by excluding coverage for certain claims associated with pollution and product and workmanship defects. We may be at risk of loss for bodily injury claims in amounts that exceed available limits on our comprehensive general liability policies. In addition, the costs of insuring against construction defect and product liability claims, if applicable, are high and the amount of coverage offered by insurance companies is also currently limited. There can be no assurance we will be able to obtain insurance or if obtained, that the coverage will not be restricted and become more costly. If we are not able to obtain adequate insurance, we may experience losses that could negatively impact our proposed business.

We are subject to governmental regulations that may limit our operations, increase our expenses or subject us to liability.

     We may be subject to Greek (as well as those of other countries where we do business and the EEU) laws, ordinances and regulations concerning, among other things:

  * environmental matters, including the presence of hazardous or toxic substances;
  *    wetland preservation;
  *    health and safety;
  *    zoning, land use and other entitlements;
  *    building design, and
  *    density levels.

     In developing any project, we may be required to obtain the approval of numerous Greek governmental authorities (and others) regulating matters such as:

  * installation of utility services such as gas, electric, water and waste disposal;
  * the dedication of acreage for open space, parks and schools;
  *    permitted land uses, and
  *    the construction design, methods and materials used.

     We  may  also  at  times  not  be  in  compliance  with  all regulatory requirements. If we are not in compliance with regulatory requirements, we may be subject to penalties or we may be forced to incur significant expenses to cure any noncompliance. In addition, some of our land we may acquire may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect our proposed business.

Increased insurance risk could negatively affect our business

     Insurance and surety companies may take actions that could negatively affect our proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverages, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect our ability to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on our proposed business.

Need to have a certain key management personnel.

      Our future success depends, to a significant degree, on our ability to hire and keep key management. No assurances can be given whether we will be able to employ and/or keep key management personnel to execute our business plan. Failure to hire and/or keep key management would adversely affect our proposed operations.

The construction industry is highly competitive.

     We believe we will be subjected to significant competition from other entities engaged in the business of commercial and infrastructure construction. Some of the world's most recognized construction and engineering firms operate in Greece and the surrounding countries. Many of these companies possess significantly greater financial, marketing and other resources than we do. Moreover, as (and if) additional governmental funding becomes available and if the construction business becomes more lucrative, other entities may elect to engage in such business, which entities would also then compete with the Company.

Risks related to doing business overseas.

Some of our Officers and Directors will be residents Outside of the U.S.; Potential Unenforceability of Civil Liabilities and
Judgments

     We believe some of our officers and directors will be residents of countries other than the United States, and all of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.

You may not be able to enforce your claims in the Cayman Islands or Greece.

     We are a Cayman Islands corporation and Aegean Earth is a Greek company. We cannot assure you that a Cayman Islands or Greek court would deem the enforcement of foreign judgments requiring us to make payments outside of the Cayman Islands or Greece to be contrary to the Cayman Islands or Greek public policy and/or enforceable.

Risks Related to our Ordinary Shares

If the Company is a controlled foreign corporation, you may be subject to certain adverse U.S. federal income tax consequences.

     Under Section 951(a) of the Internal Revenue Code (the "Code"), each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if no income is actually distributed to the "United States shareholder." In addition, gain on the sale of stock in a CFC realized by a "United States shareholder" is treated as ordinary income, potentially eligible for the reduced tax rate applicable to certain dividends, to the extent of such shareholder's proportionate share of the CFC's undistributed earnings and profits accumulated during such shareholder's holding period for the stock. Section 951(b) of the Code defines a "United States shareholder" as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of the foreign corporation's stock. There can be no assurance that the Company will not become a CFC in the future. If the Company is treated as a CFC, the Company's status as a CFC should have no adverse effect on any shareholder of the Company that is not a "United States shareholder."

Passive Foreign Investment Company Considerations

      Special adverse U.S. federal income tax rules apply to U.S. holders of equity interests in a non-U.S. corporation classified as a "passive foreign investment company" ("PFIC"). These rules apply to direct and indirect distributions received by U.S. shareholders with respect to, and direct and indirect sales, exchanges and other dispositions, including pledges, of shares of stock of, a PFIC. A foreign corporation will be treated as a PFIC for any taxable year if at least 75% of its gross income (including a pro rata share of the gross income of any company in which the Company is considered to own twenty five (25) percent or more of the shares by value) for the taxable year is passive income or at least 50% of its gross assets (including a pro rata share of the assets of any company of which the Company is considered to own twenty five (25) percent or more of the shares by value) during the taxable year, based on a quarterly average of the assets by value, produce, or are held for the production of, passive income.

      The Company believes that it will not be a PFIC for its current taxable year and does not anticipate becoming a PFIC in future taxable years. A foreign corporation's status as a PFIC, however, is a factual determination that is made annually, and thus may be subject to change. If the Company were a PFIC in any taxable year, each U.S. holder, in the absence of an election by such holder to treat the Company as a "qualified electing fund" (a "QEF Election") would, upon certain distributions by the Company or upon disposition of the Equity Shares (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each period to which the income is allocated plus interest on the tax, as if the distribution or gain and deem recognized ratably over the U.S. holder's holding period for the Equity Shares while the Company was a PFIC. Additionally, the Equity Shares of a decedent U.S. holder who failed to make a QEF Election will generally be denied the normally available step-up of the tax basis for such Equity Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent's tax basis, if lower, in the Equity Shares. U.S. holders should consult their tax advisers on the consequences of an investment in Equity Shares if the Company were treated as a PFIC.


There is presently no market for our Ordinary Shares.

      There is no market for our Ordinary Shares or any of our other securities. Although we may in the future apply to have our Ordinary Shares quoted on the Pink Sheets, the Over-The-Counter Bulletin Board (the "OTCBB") or another trading and/or quotation medium, there can be no assurance as to when or if our

Ordinary  Shares will become traded and/or quoted on any  trading medium. Even if our Ordinary Shares are quoted on a trading medium, there can be no assurance that an active trading market will develop for such shares. If an active trading market does not develop or continue, you will have limited liquidity and may be forced to hold your investment in the Company for an indefinite period of time.

If our Ordinary Shares are traded and/or quoted, we expect that the shares will be subject to the "penny stock" rules for the foreseeable future.

     We expect that our Ordinary Shares, if traded and/or quoted, will be subject to the Commission's "penny stock" rules. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for the common stock. As long as the common stock is subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

The  Company has never declared or paid dividends on its Ordinary
Shares and the Company does not currently anticipate paying any cash dividends in the foreseeable future.

      The Company has never declared or paid dividends on its Ordinary Shares and the Company does not currently anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business. Except for the rights of holders of the Series A Preference Shares to receive dividends, any future determination to pay dividends on Ordinary Shares will be at the discretion of the Company's board of directors and will be dependent upon the Company's financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as the Company's board of directors may deem relevant.

The concentration of ownership of our Ordinary Shares with insiders and their affiliates is likely to limit the ability of other shareholders to influence corporate matters.

      Approximately 70% of our outstanding Ordinary Shares are under the control of insiders of the Company and their affiliates. As a result, these shareholders will have the ability to exercise control over all matters requiring approval by our shareholders, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in our control that might be viewed as beneficial by other shareholders or discouraging a potential acquirer from making an offer to shareholders to purchase their Ordinary Shares in order to gain control of the Company. Certain of such persons are also directors and/or executive officers of the Company.

     THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INHERENT IN AN INVESTMENT IN THE
COMPANY. INVESTORS SHOULD CAREFULLY AND FULLY READ AND UNDERSTAND ALL INFORMATION IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS ATTACHED HERETO.

 Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of February 29, 2008 regarding the beneficial ownership of our Ordinary Shares by (i) each person who, to our knowledge, beneficially owns more than 5% of our Ordinary Shares; (ii) each of our directors and "named executive officers"; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner           Number of      Percent
------------------------------------           ---------      -------
                                                Shares      of Class (1)
                                                ------      ------------
Directors and Named Executive Officers(2):

Joseph Clancy (3)                               250,000         5.6%
Frank DeLape (4)                              5,144,005        71.6
Rizos Krikis                                          -
Joseph Rozelle*                                       -
David Richardson*                                78,034         1.8%

All directors and named executive officers
as a group (3 persons)                        5,394,005        75.1%

Other 5% or Greater Beneficial Owners
Access America Fund, L.P.(5)
1800 West Loop South
Houston, TX 77027                             4,894,005        70.6%

Konstantinos Polites
Tenarou 49
PO Box 73050
Ano Glyfada, 165 62 Greece                      250,000         5.6%

  *  Effective as of the consummation of the Acquisition,  Joseph
Rozelle resigned as a director and officer of the Company and David Richardson resigned as a director of the Company.

(1) Beneficial ownership is calculated based on an aggregate of 4,432,500 Ordinary Shares outstanding as of February 29, 2008. The number of Ordinary Shares outstanding does not include the Ordinary Shares issuable upon conversion of the Series A Preference Shares. The Series A Preference Shares may not be converted to Ordinary Shares until 30 months after the date of their issuance. See "Description of Securities." Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes Ordinary Shares issuable upon conversion of securities and subject to options or warrants held by that person that are currently convertible or exercisable or convertible or exercisable within 60 days of the date of this Current Report on Form 8-
     K. The Ordinary Shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

(2)  Unless  otherwise specified, the address for  the  directors
     and   named  executive  officers  is  c/o  Nautilus   Global
     Partners, 700 Gemini, Suite 100, Houston, TX 77027.

(3)  The  address for Mr. Clancy  is Tenarou, 49, PO  Box  73050,
     Ano Glyfada, 165 62 Greece

(4) Includes 2,394,005 Ordinary Shares held by Access America Fund, LLP ("AAF") and 2,500,000 Ordinary Shares issuable to AAF upon conversion of the Bridge Notes. Such amount does not include any Ordinary Shares issuable upon conversion of the Series A Preference Shares owned by AAF and purchased in the Offering as such Series A Preference Shares are not convertible within 60 days of the date hereof. Access America Investments LLC ("AAI") is the general manager of AAF. Mr. DeLape is the Chairman of AAI and he is also a control person of Benchmark Equity Group which owns 41.7% of AAI. Accordingly, Mr. DeLape may be deemed to share indirect beneficial ownership of the Ordinary Shares held by AAF. Mr. DeLape, however, expressly disclaims beneficial ownership of such Ordinary Shares. The amount of Ordinary Shares also includes 250,000 Ordinary Shares issuable upon the exercise of stock options, which the Company has agreed to issue to Mr. DeLape. The exercise terms of such options have not been determined.

(5) Consists of 2,394,005 Ordinary Shares and 2,500,000 Ordinary Shares issuable upon conversion of the Bridge Notes. Excludes (i) all Ordinary Shares issuable upon conversion of the Series A Preference Shares owned by AAF and purchased in the Offering as such Series A Preference Shares are not convertible within 60 days of the date hereof and (ii)
     250,000 Ordinary Shares issuable upon the exercise of options which the Company has agreed to issue to Mr. DeLape.


                DIRECTORS AND EXECUTIVE OFFICERS

      Prior to the completion of the Acquisition, our Board of Directors consisted of Joseph Rozelle and Mr. David Richardson. In connection with the Acquisition Messrs. Rozelle and Richardson resigned as directors of the Company effective as of the tenth day following the mailing of to our stockholders of an Information Statement on Schedule 14f-1. In addition, effective as of the Acquisition Closing, Mr. DeLape was appointed a director and Executive Chairman of the Company and Mr. Clancy was appointed a director of the Company.

      Effective as of the Acquisition Closing of the Acquisition, Mr. Rozelle resigned as the Company's President and Chief
Financial Officer and Mr. Krikis was appointed as Chief Executive
Officer of the Company.

      The names of our current officers and directors, as well as certain information about them are set forth below:

   Name               Age    Position(s)
   ----               ---    -----------

   Frank DeLape       53     Executive Chairman and Director
   Joseph Clancy      67     Director
   Rizos Krikis       43     Chief Financial Officer



Frank DeLape. Director and Executive Chairman - Frank DeLape is a co-founder of the Company and was appointed a director and the Executive Chairman of the Company on February 29, 2008. Frank DeLape is also Chairman and CEO of Benchmark Equity Group, a company he founded in 1994. Prior to founding Benchmark, Mr. DeLape spent 11 years in executive management roles managing turnarounds for various companies. In that regard, he worked on behalf of such companies' boards of directors or the sponsoring banks to recapitalize companies to return them to profitability or to maximize cash repayment through orderly liquidation. Benchmark provides private equity and debt financings from various funds as well as a syndicate of investors. Mr. DeLape was a founder and financier of Think New Ideas, a NASDAQ NMS listed company, which later sold for over
$300 million. At Benchmark, Mr. DeLape has formed and been instrumental in the growth of eighteen companies. Of these, several have become NASDAQ listed, one listed on the American Stock Exchange, and three were sold, creating in total over several billion dollars in market value. From August 2001 through October 2005, Mr. DeLape was Chairman of the Board of the biotechnology company Isolagen, Inc. Over his four years as Chairman and a major shareholder of Isolagen, Mr. DeLape oversaw the listing of Isolagen on the American Stock Exchange, and raising over $194 million in debt and equity financings for the company. Mr. DeLape is a Director of Polymedix, Inc. since
November 2005 and President, CEO and a director of Influmedix, Inc. since April 2006. Mr. DeLape is also a director of Anchor Funding Services since January 2007 and Uni-Pixel, Inc. Both such corporations file reports under the Exchange Act. The trading symbol for Uni-Pixel, Inc. on the NASD Bulletin Board is "UNXL". Since March 2006, Mr. DeLape has also served as the Executive Chairman of Six Diamond Resorts International, a Cayman Islands company that he co-founded that files reports under the Exchange Act. Mr. DeLape is a controlling stockholder of Six Diamond Resorts International and in October 2007, he was appointed a director of Six Diamond Resorts International. Mr. DeLape is a member of the National Association of Corporate Directors.

Joseph Clancy. Director. Mr. Clancy was appointed a director of the Company on February 29, 2008. Prior thereto, Mr. Clancy was a Manager of Aegean Earth since its inception in July 2007. Mr. Clancy is an experienced professional in both private equity and construction and development. Since June 2006, he has served as one of the National Representatives of Access America Investments in Greece and Cyprus. From February 2003 to May 2006, he served as a consultant/advisor for Vibrant Capital Corporation in New York, where he oversaw the implementation of a life settlement acquisition program to secure a bond issued under the securities laws of Luxembourg and also implemented two private placement programs of investments in conjunction with that asset class. Prior thereto, from January 2002 to February 2003 he served as a Director in Oriri Holdings, SA, of Oslo, Norway, where he oversaw the implementation of international marketing operations for content for mobile phones throughout the EU market. Mr. Clancy has also overseen the construction, master planning, and development of numerous properties, including an 800 acre mixed use area in Colorado. He has also served as the Chief Operating Officer of DiaChi Corporation and Prime Financial Services Group of London. Mr. Clancy graduated with a B.Sc. in Engineering from the United States Naval Academy in Annapolis, Maryland. He served as a Captain in the U.S. Marine Corps from 1963-1967 and was decorated for valor for his service in Vietnam.

Rizos Krikis. Chief Financial Officer- Mr. Krikis was appointed Chief Financial Officer of the Company on February 29, 2008. Mr. Krikis has a number of years of experience in the financial industry and has served in multiple capacities both in industry and private equity. From 2004 to 2007, Mr. Krikis was Chief Financial Officer of Cosmotelco Telecommunications in Greece. Prior to Cosmotelco, Mr. Krikis was a senior manager for the Emporiki Private Equity and Venture Capital Fund, where he was responsible for the initial investment decision and ongoing monitoring of the Fund's portfolio investment. Mr. Krikis also was a consultant from the Greek Trade Commission in New York. He graduated with both his Bachelor's and Master's degrees in Business Administration from Baruch College in New York, and is fluent in both English and Greek.


Stock Option Plans

      The Company intends to develop a stock option plan for its executives in the next twelve months.

                     EXECUTIVE COMPENSATION

Compensation discussion and analysis

      We did not pay salaries to our former executive officers. Following the Acquisition, we intend to compensate our executive officers after a period of time depending upon the progress toward achieving our business strategy. Our Board of Directors will determine the compensation given to our executive officers. We do not have a compensation committee nor do we have any executive compensation program in place. In addition to base compensation levels, our Board of Directors will also determine whether to issue executive officers equity incentives in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer's performance. Such awards may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.

Incentive Bonus

      The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company's best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

      In order to attract, retain and motivate executive talent necessary to support the Company's long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors.

Criteria for Compensation Levels

      We  have  not  set  compensation levels for  our  executive officers. However, in the future, our Board of Directors, intends to establish compensation levels for our executive officers, and in connection therewith may consider many factors, including, but not limited to, the individual's abilities and performance that results in: the advancement of corporate goals of the Company, execution of our business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, our Board of Directors may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in our industry.


                   SUMMARY COMPENSATION TABLE

      We have not paid salaries to our former officers, and have not yet determined future salaries for our executive officers. The principals of Aegean Earth to date have been paid compensation as consultants rather than taking a salary from Aegean Earth.


Employment Agreements

      We have not entered into employment agreements with any of our other executive officers and/or directors as of the date of this Current Report on Form 8-K. We have orally agreed with Mr. Frank DeLape, our Executive Chairman, to issue to him stock options to purchase up to 250,000 Ordinary Shares. The terms of such options shall be determined at a future date by mutual agreement of the Company and Mr. DeLape.

Compensation of Directors

     We have not paid our directors compensation for serving as one of our directors. Our Board of Directors may in the future decide to award the members of the Board of Directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

      We currently do not have an equity compensation plan in place for our executives.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Clancy, who was appointed a director of the Company effective as of the Acquisition Closing, was a controlling stockholder and a Manager of Aegean Earth, prior to the Acquisition. Pursuant to the terms of the Acquisition Agreement, Messrs. Clancy received 250,000 Ordinary Shares in exchange for his capital stock of Aegean Earth.

     AAF previously agreed to loan to the Company up to $600,000, including the assumption of approximately $90,000 in Notes by the Company to Aegean Earth S.A.. In November 2007, AAF loaned to the Company $300,000, which loan is evidenced by the Bridge Notes. The Company also assumed approximately $90,000 in notes issued by Aegean Earth S.A. to AAF. in November 2007. The loans were used by the Company to provide working capital to Aegean Earth prior to the Acquisition. The Bridge Notes, along with the Assumed Notes bear interest at the rate of 6% per annum and are payable on demand. The Bridge Notes, along with the Assumed Notes are convertible at any time and from time to time by the holder into an aggregate of approximately 2,500,000 Ordinary Shares in the aggregate. Mr. Frank DeLape, the Company's Executive Chairman is the Chairman of AAI, , the general partner of AAF and Joseph Rozelle, a director and Chief Financial Officer of the Company at the time the loans were made is the Chief Financial Officer of AAI. The control person of AAF is AAI. Mr. DeLape may be deemed a control person of AAI.

                    DESCRIPTION OF SECURITIES

Overview
      We have authorized 78,125,000 Ordinary Shares, 5,000,000 Series A Preference Shares and 15,000,000 "blank check" preference shares $.00064 par value per share (the "Preference
                                                       ----------
Shares") as of the date of this Current Report on Form  8-K.   In
------
January 2008, we amended our Memorandum and Articles of Association to effect a stock split to increase our authorized share capital. As a result of the stock split, our authorized share capital was increased from 50,000,000 Ordinary Shares and 1,000,000 Preference Shares to 78,125,000 Ordinary Shares and 20,000,000 Preference Shares. In addition, our outstanding Ordinary Shares increased from 1,281,500 Ordinary Shares immediately prior to the stock split to 2,000,000 Ordinary Shares immediately after the stock split. We did not have any Preference Shares outstanding at the time of the stock split. Following the closing of the Acquisition and the Offering, we had and currently have 6,932,500 Ordinary Shares issued and outstanding and 1,932,500 Series A Preference Shares issued and outstanding. The foregoing does not include Ordinary Shares issuable upon exercise of outstanding options/warrants, conversion of the Series A Preference Shares, conversion of the Bridge Notes and/or stock options under any stock option plans adopted by the Company in the future.

Ordinary Shares

      Holders of our Ordinary Shares are entitled to one (1) vote for each Ordinary Share held at all meetings of stockholders (and written actions in lieu of meetings). Dividends may be declared and paid on our Ordinary Shares from funds lawfully available therefore as, if and when determined by our Board and subject to any preferential rights of any then outstanding Preference Shares. We do not intend to pay cash dividends on our Ordinary Shares. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Company, holders of Ordinary Shares will be entitled to receive all of our assets available for distribution to stockholders, subject to any preferential rights of any then outstanding Preference shares. Our Ordinary Shares are not redeemable.

Preference Shares

      Our Board is authorized to issue from time to time, subject to any limitation prescribed by law, without further stockholder approval, up to 20 million blank check Preference Shares in one or more series. Preference Shares will have such designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

Series A Preference Shares

      We have designated 5 million of our Preference Shares as Series A Preference Shares. The Series A Preference Shares shall rank senior as to the payment of dividends and in liquidation as to the Ordinary Shares. The Series A Preference Shares have a stated value of $3.00 per share, which is subject to adjustment (the "Stated Value"). The Series A Preference Shares have the right to vote only with respect to matters relating to amendments of any of the preferences, rights or limitations of the Series A Preference Share or the issuance by the Company of Preference Shares having rights equal to and/or superior to the Series A Preference Shares.

      Each Series A Preference Share may be redeemed by the Company at its sole option at any time and from time to time commencing six months after the date of issuance (the "Redemption Date") at a redemption price equal to the sum of (i) the Stated Value, and (ii) all accrued but unpaid dividends thereon.

     Unredeemed Series A Preference Shares will be eligible to be converted into Ordinary Shares (the "Conversion Shares") at the
                                     -----------------
then applicable Conversion Ratio (as defined below) thirty months after the date of issuance. Each Series A Preference Share will be convertible into six (6) Ordinary Shares (the "Conversion Ratio," with each date of conversion being referred to as the "Conversion Date"). Upon conversion, all accrued and unpaid

(undeclared) dividends on the Series A Preference Shares through the Conversion Date shall be paid in additional Ordinary Shares as if such dividends had been paid in additional shares of Series A Preference Shares rounded up to the nearest whole number, and then automatically converted into additional Ordinary Shares at the then applicable Conversion Ratio. The Conversion Ratio is subject to adjustment in the event of stock splits, stock dividends, combinations, reclassifications and the like and to weighted average anti-dilution protection for sales of Ordinary Shares at a purchase price below $0.50 per share.

     Each Series A Preference Share shall accrue dividends at the rate of six (6%) percent per annum of the Stated Value ($0.18 per share per annum) and shall be payable on the Redemption Date. Dividends payable will be prorated from the date each Series A Preference Share was issued based on the number of days each such Series A Preference Share was outstanding. Dividends on the Series A Preference Shares shall be cumulative. No dividends or other distributions may be paid or otherwise made with respect to the Ordinary Shares and no Ordinary Shares may be repurchased by the Company during any fiscal year of the Company until dividends on the Series A Preference Shares have been declared, paid or set apart during that fiscal year. In addition, the Company reserves the right to declare and pay optional dividends to the holders of Series A Preference Shares in such amounts, form (securities and/or cash) and at such time as determined by the Company' s Board of Directors.

      The Series A Preference Shares will have a liquidation preference over the Ordinary Shares equal to the then stated value, plus all accrued but unpaid dividends.

      The foregoing description of the Series A Preference Shares is qualified in its entirety by the full text of the board of directors resolution establishing and approving the designation, preferences and rights of Series A Preference Shares attached as
Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bridge Notes

      In November 2007 we issued 6% Bridge Notes in the aggregate principal amount of $300,000 $300,000. The Bridge Notes bear interest at the rate of 6% per annum and are payable on demand. We also assumed approximately $90,000 in notes issued to AAF by Aegean Earth S.A. The Bridge Notes, along with the Assumed Notes, are convertible at any time and from time to time into an aggregate of approximately 2,500,000 Ordinary Shares by the holder thereof.


   Market Price of and Dividends on Common Equity and Related
                       Stockholder Matters

Market Information

     Currently, there is no public market for our Ordinary Shares
or   Preference  Shares  and  neither  our  Ordinary  Shares  nor
Preference Shares are listed for trading on any exchange or quotation service.

Holders of Ordinary Shares

       As of February 29, 2008, after the closing of the Acquisition and the Initial Closing of the Offering, there were approximately 500 holders of record of our Ordinary Shares.

Dividends

      We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have had no revenue or earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

            Recent Sales of Unregistered Securities.

      In the Acquisition, the Company issued 500,000 Ordinary Shares to the Aegean Earth Shareholders in exchange for their Aegean Earth capital stock. The Ordinary Shares issued in the Acquisition were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

      Simultaneous with the closing of the Acquisition, the Company sold in the Offering three thousand eight hundred and sixty five (3,865) Units at a purchase price of $1,500 per Unit for aggregate gross proceeds of approximately $5,797,500. Each Unit consisted of 500 Ordinary Shares (an aggregate of 1,932,500 Series A Preference Shares and 1,932,500 Ordinary Shares). The
Series A Preference Shares and Ordinary Shares sold in the Offering were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to the Offering.

      In November 2007 we borrowed from AAF $300,000 as evidence by the $300,000 aggregate principal amount of 6% Bridge Notes. The Bridge Notes bear interest at the rate of 6% per annum and are payable on demand. The Company also assumed approximately $90,000 in Notes issued by Aegean Earth S.A. to AAI in November 2007. The Bridge Notes, along with the Assumed Notes, are convertible into an aggregate of approximately 2,500,000 Ordinary Shares. The Bridge Notes were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of AAF which included, in pertinent part, that it was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such it was acquiring such securities for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that AAF understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to the sale of the Bridge Notes.

       In May 2006, we sold 231,500 Ordinary Shares to approximately 460 offshore private investors in lots of 500 shares each at $0.20 per share, for aggregate consideration of $46,300. Such shares were issued in reliance upon the exemption from registration afforded by Regulation S of the Securities Act. We made this determination based on the representations of the persons obtaining such securities that such persons were non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), and that the offering was made pursuant to an offshore transaction with no directed selling efforts made in the United States. No underwriting discounts or commissions were paid with respect to such sales.

      In April 2006, we issued 1,000,000 Ordinary Shares to Nautilus Global Partners, LLC and 50,000 shares to Mid-Ocean Consulting Limited, for aggregate consideration of $1,050 at a purchase price of $.001 per share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of

Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. No underwriting discounts or commissions were paid with respect to such sales.

      In  May  2007,  Nautilus  Global  Partners,  LLC  sold  its
1,000,000 Ordinary Shares to AAF for $100,000.

Indemnification of Directors and Officers.

       Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

            DESCRIPTION OF THE ACQUISITION AGREEMENT

      In the Acquisition and pursuant to Acquisition Agreement, the Company issued to the Aegean Earth Shareholders an aggregate of 500,000 Ordinary Shares, in exchange for all of their shares of capital stock of Aegean Earth. The Ordinary Shares of the Company issued in the Acquisition were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

     The Acquisition Agreement contained standard representations and warranties by the parties thereto.

      As a condition to and simultaneously with the Acquisition Closing, the sold in the Offering three thousand eight hundred and sixty five (3,865) Units at a purchase price of $1,500 per Unit for aggregate gross proceeds of approximately $5,797,500. Each Unit consisted 500 Series A Preference Shares and 500 Ordinary Shares (an aggregate of 1,932,500 Series A Preference Shares and 1,932,500 Ordinary Shares).

Proposed Initial Acquisition

      Pursuant to the Memorandum, the Company is proposing to acquire the Target, a company organized under the laws of Greece that is active mainly in the field of construction of public and private works that operates mostly within Greece either on its own or via joint ventures. In May 2006, the Target's creditor banks filed a petition with the Athens Court of Appeal (the "Court") for the placement of the Target under the procedure of
Article 46 of Law 1892/1990, the Court issued irrevocable decision No. 4732/26.06.2006, by virtue of which the company was relegated to the special liquidation status of Article 46 of Law 1892/1990. In September 2007, the Target filed with the Court a work-out plan which, among other things, if and when approved by the Court would provide for (i) a reduction in the Target's outstanding indebtedness; and (ii) the approval of the acquisition of up to 70% of the issued and outstanding capital stock of the Target by the Company. No assurances can be given when, if ever, such proposed acquisition will occur or the eventual terms thereof.

Item 3.02 Unregistered Sale of Equity Securities.

      Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

      Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      In connection with the closing of the Acquisition, Messrs. Rozelle and Richardson resigned as our directors, effective as of the tenth day following the mailing of to our stockholders of an Information Statement on Schedule 14f-1, and Mr. Rozelle resigned as our President and Chief Financial Officer. In addition, effective immediately upon the closing of the Acquisition, Mr. DeLape was appointed chairman of the board of directors, and executive chairman, Joseph Clancy was appointed Director, and Rizos Krikis was appointed our Chief Financial Officer.

     For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading "Directors and Executive Officers" under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     Financial Statements for Aegean Earth have not been provided with this Current Report on Form 8-K because such financial statements are not currently available. Such financial statements will be provided in an amendment to this Form 8-K.

(b) Pro-Forma Financial Information.

      Pro forma financial information for the Company reflecting the Acquisition have not been provided because historically, the Company has had no material revenues.

(d) Exhibits

Exhibit No.    Exhibit Description

4.1 Resolutions of the Registrant's Board of Directors establishing and approving the terms of the Series A
          Preference Shares.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AEGEAN EARTH & MARINE CORPORATION




Date:  March 6, 2008        By:    /s/ Rizos P. Krikis
                                   -----------------------------
                            Name:  Rizos P. Krikis
                                   -----------------------------
                            Title: Chief Financial Officer
                                   -----------------------------